The Medicines Company
8 Sylvan Way, Parsippany, NJ 07054
Tel 1 973 290 6000 Fax 1 973 656 9898

Contact

Investor Relations Krishna Gorti, M.D. Vice President, Investor Relations 973 290 6122 krishna.gorti@themedco.com	Media Inquiries Michael Blash Vice President, Communications 973 290 6100 michael.blash@themedco.com

FOR IMMEDIATE RELEASE

The Medicines Company Reports First-Quarter 2019 Financial Results and Significant Progress with the Inclisiran Clinical Development Program

•	Inclisiran’s unique profile, vast global market opportunity and long-dated exclusivity set the stage for potentially significant shareholder value creation

•	Independent Data Monitoring Committee recommends continuation of inclisiran Phase 3 clinical trials after sixth un-blinded data review

•	Results from ORION-1 and 7 studies, and interim results from the ongoing ORION-3 study to be presented in May

•	Pivotal Phase 3 readouts expected in the third quarter
PARSIPPANY, N.J. – April 25, 2019 – The Medicines Company (NASDAQ: MDCO) today reported financial results for the first quarter that ended March 31, 2019. The first quarter was marked by significant progress with the inclisiran clinical development program.
“We are relentlessly focused on the successful completion of Phase 3 studies for inclisiran, so that we can ultimately bring forward the first cholesterol-lowering siRNA medicine with the potential to fundamentally change the treatment of atherosclerotic cardiovascular disease (ASCVD), through potent durable, and consistent lowering of LDL-C levels via twice-a-year dosing” said Mark Timney, Chief Executive Officer of The Medicines Company. “We continue to make steady progress during this momentous year for The Medicines Company, moving closer to our goal of realizing the intrinsic value of inclisiran.”

Clinical Development Highlights
The Independent Data Monitoring Committee (IDMC) for inclisiran’s pivotal Phase 3 trials (ORION-9, ORION-10 and ORION-11) recently completed its sixth planned review of un-blinded safety and efficacy data. The committee again recommended that the trials continue as designed and conducted, without modification. The ORION Phase 3 studies, with 18-months treatment and follow-up, randomized a total of 3,660 patients, receiving either inclisiran or placebo, across ORION-9 (482 patients), ORION-10 (1,561 patients) and ORION-11 (1,617 patients).
At the time of the sixth IDMC review, substantially all randomized patients had been treated with three doses and completed a follow-up visit 60-days after the third dose (of four doses) of study medication, and more than 1,600 subjects had received a fourth dose of inclisiran or placebo. To date, more than 3,000 patient-years of inclisiran safety data have been accumulated in the ORION program.
“The IDMC’s latest recommendation is another important milestone on our path toward expected Phase 3 data readouts in the third quarter and subsequent NDA and MAA submissions,” said Peter Wijngaard, Ph.D., Chief Development Officer of The Medicines Company. ”We are now building on this outstanding progress by enrolling patients into ORION-8 as they complete their respective Phase 3 studies.”
ORION-8 is an open-label, long-term extension study where patients completing ORION-9, ORION-10 and ORION-11 will receive inclisiran for three years to evaluate the efficacy, safety and tolerability of long-term dosing of inclisiran.

Upcoming Presentations of Clinical Data
The Medicines Company will present interim results on long term safety and efficacy of inclisiran from the ongoing ORION-3 study during a late-breaking clinical trial session at the National Lipid Association Scientific Sessions in Miami, Florida on May 18, 2019.

▪
ORION-3 is an open label Phase 2, extension study (of ORION-1) to assess the efficacy, safety, and tolerability of long-term dosing of inclisiran. The study also evaluates safety and efficacy of switching patients treated with evolocumab to inclisiran. Follow up for this latter group is still ongoing and will be presented at a later date.

During the 87th European Atherosclerosis Society Congress in Maastricht, Netherlands, the company will present a combined analysis of data in renal-impaired patients from ORION-1 and ORION-7 during an oral abstract session on May 27, 2019. Data in homozygous familial hypercholesterolemia patients from ORION-2 will be presented during a late-breaking abstract session on the same day.

▪
ORION 1 is a Phase 2, placebo-controlled, double-blind, randomized trial to evaluate the efficacy, safety, and tolerability of inclisiran in participants with ASCVD or ASCVD-risk equivalents and elevated LDL-C despite maximum tolerated dose of LDL-C lowering therapies.

•
ORION-7 is a Phase 1, single-dose, open-label trial to evaluate the safety, tolerability, pharmacokinetics, and pharmacodynamics of inclisiran in participants with mild, moderate, and severe renal impairment compared to participants with normal renal function.

•	ORION-2 is a Phase 2 pilot study to assess the safety, tolerability, and efficacy of inclisiran in participants with homozygous familial hypercholesterolemia.

First-Quarter 2019 Financial Summary from Continuing Operations
On a GAAP basis, loss from continuing operations in the first quarter of 2019 was $59.9 million, or $0.80 per share, compared to a loss of $84.8 million, or $1.15 per share, in the first quarter of 2018. On a non-GAAP basis, adjusted loss (1) from continuing operations in the first quarter of 2019 was $46.0 million, or $0.62(1) per share, compared to a loss of $56.4 million, or $0.76(1) per share, in the first quarter of 2018.
Net income from discontinued operations in the first quarter of 2018 was $114.0 million, or $1.54 per share, resulting from the sale of the Company's infectious disease business.
At March 31, 2019, the Company had $199.7 million in cash and cash equivalents, compared to $238.3 million at the end of 2018.

(1) Adjusted net loss and adjusted loss per share from continuing operations are non-GAAP financial performance measures with no standardized definitions under U.S. GAAP. For further information and a detailed reconciliation, refer to the “Non-GAAP Financial Performance Measures” and “Reconciliations of GAAP to Adjusted Loss From Continuing Operations and Adjusted Loss per Share” sections of this press release.

First-Quarter 2019 Conference Call and Webcast Information
The Company will host a conference call and webcast today, April 25, 2019 at 8:30 a.m., Eastern Standard Time, to discuss its first-quarter 2019 financial results and provide clinical and operational updates. The dial-in information to access the call is as follows:
U.S./Canada:        (877) 407-0312
International:        (201) 389-0899
Conference ID:    13689751
A taped replay of the conference call will be available after the call concludes, and may be accessed by telephone as follows:
U.S./Canada:        (877) 660-6853
International:        (201) 612-7415
Conference ID:    13689751
A live audio webcast of the conference call may be accessed in the “Investors” section of The Medicines Company website. An archived webcast will be available after the call concludes.

About Inclisiran
Inclisiran is a small interfering RNA (siRNA) therapy being studied to evaluate its ability to lower low-density lipoprotein (LDL) cholesterol – also known as LDL-C or bad cholesterol. Inclisiran is designed to prevent the production of proprotein convertase subtilisin/kexin type 9 (PCSK9) at its source in the liver. Inclisiran is not yet approved for use by the FDA or any other regulatory authority. The Medicines Company obtained global rights to develop, manufacture and commercialize inclisiran under a license and collaboration agreement with Alnylam Pharmaceuticals.

Commercial Opportunity
In the US alone, 67.5 million individuals are estimated to have sufficient cardiovascular risk to warrant lipid-lowering therapy. Approximately 27.5 million of these individuals are at a significantly elevated risk, either because of confirmed cardiovascular disease or LDL-C levels above 190 mg/dl. Of this higher risk group, 15.1 million people are currently treated with lipid-lowering therapies, but only one out of five (or 2.4 million) is successfully reaching LDL-C targets with current therapies. This implies a population of at least 12.7 million Americans who could benefit from inclisiran, the first cholesterol-lowering siRNA with the potential to deliver potent, durable and consistent lowering of LDL-C levels via twice-a-year dosing.

About The Medicines Company
The Medicines Company is a biopharmaceutical company whose purpose is to halt the deadly progression of atherosclerosis and the cardiovascular risk created by high levels of LDL-C, or bad cholesterol. Our team is focused on transformational solutions that address the daily challenges that patients, physicians and payers confront in cardiovascular care. The Company is headquartered in Parsippany, New Jersey. For more information, please visit www.themedicinescompany.com and follow us on Twitter @MDCONews and LinkedIn.

Forward-Looking Statements
Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes," “anticipates,” “plans,” “expects,” “should,” and “potential,” and similar expressions, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the ability of the Company to effectively develop inclisiran; whether inclisiran will advance in the clinical trials process on a timely basis or at all, or succeed in achieving its specified endpoints; whether the Company will make regulatory submissions for inclisiran on a timely basis; whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all; the extent of the commercial success of inclisiran, if approved; the strength, durability and life of the Company’s patent protection for inclisiran and whether the Company will be successful in extending exclusivity; and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission (SEC), including, without limitation, the risk factors detailed in the Company's Annual Report on Form 10-K filed with the SEC on February 27, 2019, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

NON-GAAP FINANCIAL PERFORMANCE MEASURES
In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted loss from continuing operations and adjusted loss per share from continuing operations attributable to The Medicines Company. The Company believes these measures provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information.
Adjusted loss from continuing operations excludes share-based compensation expense, inventory adjustments, restructuring charges, changes in contingent purchase price, legal settlements, changes in short-term investments and non-cash interest expense. The Company believes these non-GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results and understanding projected operating performance. Non-GAAP financial measures provide the Company and its investors with an indication of the Company’s baseline performance before items that are considered by the Company not to be reflective of the Company’s ongoing results. See the attached “Reconciliations of GAAP to Adjusted Loss from Continuing Operations and Adjusted Loss per Share” for explanations of the amounts excluded and included to arrive at adjusted net loss and adjusted loss per share amounts for the three months ended March 31, 2019 and 2018.
These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly-filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

THE MEDICINES COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Net revenues	$—	$7,771
Operating expenses:
Cost of revenues	—	2,737
Research and development	27,011	40,366
Selling, general and administrative	16,982	28,951
Total operating expenses	43,993	72,054
Loss from operations	(43,993)	(64,283)
Co-promotion and license income	—	228
Loss on short-term investment	(266)	(29,989)
Interest expense	(16,024)	(12,077)
Other income	421	2,369
Loss from continuing operations before income taxes	(59,862)	(103,752)
(Provision) benefit from income taxes	(3)	18,916
Loss from continuing operations	(59,865)	(84,836)
Income from discontinued operations, net of tax	—	113,985
Net (loss) income	$(59,865)	$29,149

Basic (loss) earnings per common share:
Loss from continuing operations	$(0.80)	$(1.15)
Earnings from discontinued operations	—	1.54
Basic (loss) earnings per share	$(0.80)	$0.39

Diluted (loss) earnings per common share:
Loss from continuing operations	$(0.80)	$(1.15)
Earnings from discontinued operations	—	1.54
Diluted (loss) earnings per share	$(0.80)	$0.39

Weighted average number of common shares outstanding:
Basic	74,463	73,802
Diluted	74,463	73,802

THE MEDICINES COMPANY
BALANCE SHEET ITEMS
UNAUDITED
(In thousands)

	March 31, 2019	December 31, 2018
Cash and cash equivalents	$199,736	$238,310
Short-term investment	$2,353	$2,627
Total assets	$835,853	$841,686
Convertible senior notes (due 2022, 2023 and 2024)	$808,701	$792,752
Stockholders' deficit	$(75,389)	$(22,264)

THE MEDICINES COMPANY
RECONCILIATIONS OF GAAP TO ADJUSTED LOSS FROM CONTINUING OPERATIONS AND ADJUSTED LOSS PER SHARE
UNAUDITED
(In thousands, except per share amounts)

		Three Months Ended March 31,
		2019	2018
Loss from continuing operations		$(59,865)	$(84,836)
Before tax adjustments:
Cost of product revenues:
Share-based compensation expense	(1)	—	(6)
Inventory adjustments	(2)	—	(416)
Restructuring charges	(3)	—	443
Research and development:
Share-based compensation expense	(1)	678	984
Restructuring charges	(3)	(57)	326
Selling, general and administrative:
Share-based compensation expense	(1)	3,767	3,449
Restructuring charges	(3)	53	4,537
Changes in contingent purchase price	(4)	—	(264)
Legal settlements	(5)	—	3,550
Other:
Non-cash interest expense	(6)	9,161	6,745
Change in short-term investments	(7)	274	28,027
Net loss tax adjustments	(8)	—	(18,916)
Loss from continuing operations - Adjusted		$(45,989)	$(56,377)

Loss from continuing operations per share - Adjusted
Basic		$(0.62)	$(0.76)
Diluted		$(0.62)	$(0.76)
Weighted average number of common shares outstanding:
Basic		74,463	74,463
Diluted		74,463	74,463

Explanation of Adjustments:

(1)
Excludes share-based compensation of $4,445 and $4,427 for the three months ended March 31, 2019 and 2018 because these expenses are substantially dependent on changes in the market price of the Company's common stock.

(2)	Excludes all non-cash inventory adjustments.

(3)	Excludes restructuring charges related to workforce reorganization initiated in the first quarter 2018.
(4) Excludes changes in fair value of the contingent price related to the acquisition of Rempex Pharmaceuticals, Inc. that were not included in the sale to Melinta.

(5)	Excludes net loss from one-time legal settlements in 2018.

(6)	Excludes non-cash interest expense, which is in excess of the actual interest expense paid on the convertible senior notes.

(7)	Excludes changes in fair value of our investment in Melinta net of guaranteed payment accretion associated with the sale of our infectious disease business.

(8)	Excludes the estimated non-cash tax effect related to adjustments above.

In addition to the financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted financial measures that the Company believes provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.